Exhibit 99.1

Mr. Sam Roth, Chairman	December 10, 2012

Mr. Craig Carr, Corporate Secretary

First Place Financial Corp.

185 E. Market St.

Warren, OH 44481

Effective immediately, I hereby resign my seat as a Director of the First Place Financial Corp. I am compelled to take this step due to a separation of philosophies as to strategic direction for the company.

It is with extreme regret that I sever my last tie with the First Place organization. My compassion for the shareholders, the staff, our history together, and the strong relationships that we built with the communities served will always be the foundation of my career.

Sincerely,

/s/ Steven R. Lewis

Steven R. Lewis, Director

(Hardcopy to follow)